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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 19, 2001


                             TOTAL FILM GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                              0-30027                13-3851302
(State or Other Jurisdiction          (Commission            (IRS Employer
of Incorporation)                     File Number)           Identification No.)


9107 WILSHIRE BOULEVARD, SUITE 475, BEVERLY HILLS, CA                    90210
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (310) 275-8404
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ITEM 5. OTHER EVENTS

     As part of the ongoing effort to restructure Total Film Group (the "Company") to profitability in the future, the Company reduced its workforce by approximately 75% at its Beverly Hills headquarters. The announced layoffs were due to the underperformance of the Company's two most recent motion pictures released through Paramount Classics: My First Mr. and Bride of the Wind.

     The Company, which has incurred ongoing losses from operations recently divested itself of all non-core business segments.

     Current market conditions have and are significantly affecting the Company's operating results and liquidity. In the near future, the Company will be forced to make difficult decisions regarding its plan of operation and capital structure. Currently, there is no assurance that the Company will be able to continue to fund its operations through the sale of equity or by issuance of debt instruments.

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits.

     Not Applicable.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Total Film Group, Inc.


Date: January 2, 2002              By /s/ Jeffrey Hoffman
                                     ---------------------------------------
                                      Jeffrey Hoffman, President